Exhibit 5.1
                   DE MARTINO FINKELSTEIN ROSEN & VIRGA
           A Partnership Consisting of Professional Corporations
                      1818 N Street, N.W., Suite 400
                       Washington, D.C.  20036-2492

           Telephone (202) 659-0494 * Telecopier (202) 659-1290
                   E-Mail Address: Buslaw@mail.dfrv.com

Paula A. Argento
Neil R.E. Carr                                    NEW YORK OFFICE
Ralph V. De Martino                                   _____
Steven R. Finkelstein *                     90 Broad Street, Suite 1700
Caroline George                            New York, New York 10004-2205
B. Henry Perez                               Telephone (212) 363-2500
Keith H. Peterson *                          Telecopier (212) 363-2723
Jeffrey S. Rosen
Gerard A. Virga *
*Not Admitted To District Of Columbia Bar

                             November 6, 1998
Board Of Directors
I-Link Incorporated
13751 S. Wadsworth Park Drive
Suite 200
Draper, Utah  84020

     Re:  Registration Statement On Form S-3

Gentlemen:

     We have acted as counsel to I-Link Incorporated, a Florida corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form S-3, File No. 333-62953 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") relating to the resale by the holders thereof of up to 11,718,002 shares of common stock, par value $.007 per share (the "Common Stock" or the "Securities"). The Securities are to be issued by the Company (i) upon conversion of the Company's Series F Preferred Stock, par value $10.00 per share (the "Series F Preferred Stock") of the Company,
(ii) as payment of accrued dividends (and dividends to become due), in lieu of cash, to holders of the Series F Preferred Stock and (iii) upon issuance of certain warrants.

     We have examined the Articles of Incorporation, as amended, and Bylaws of the Company, the Designation of Preferences for the Series F Preferred Stock, the minutes of various meetings and consents of the Board of Directors of the Company, forms of certificates representing the Securities, originals or copies of all such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

     In connection with the preparation of this opinion, we have reviewed such questions of law as we have deemed necessary. We do not herein give any opinion with respect to the laws of any jurisdiction other than the general laws of the United States of America, the federal securities laws, the laws of the District of Columbia and the Florida Business Corporation Act. Except as otherwise provided herein, we have assumed that, insofar as the laws of another jurisdiction may be applicable to any matters to which this opinion may relate, such laws are identical to the laws of the District of Columbia; however, we express no opinion as to the extent to which the laws of the District of Columbia or such other jurisdiction may apply.

     Based upon the foregoing, we are of the opinion that the 11,718,002 shares of Common Stock (including those shares to be issued by the Company

Board of Directors
I-Link Incorporated
November 6, 1998
Page 2

pursuant to dividends to become payable on the Series F Preferred Stock) have been duly authorized and reserved for issuance and, when such shares of Series F Preferred Stock are converted, such warrants are exercised, or such dividends are declared and such shares of Common Stock are issued all in accordance with the terms of the Designation of Preferences governing the Series F Preferred Stock, such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to be named in the Registration Statement and the prospectus contained therein as attorneys who have passed upon legal matters in connection with the offering of the securities described therein under the caption "Legal Matters." We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

                                   De Martino Finkelstein Rosen & Virga


                                   By:    s/ Ralph V. De Martino
                                        Ralph V. De Martino, a Principal

cc:  David E. Hardy, Esquire